SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            STANDARD MOTOR PRODUCTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     3)   Filing Party:
                            STANDARD MOTOR PRODUCTS
________________________________________________________________________________
     4)   Date Filed:
                                   4/20/2004
________________________________________________________________________________

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
May 20, 2004

                                                                  April 20, 2004

To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held in the offices of JP Morgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, the 20th day of May, 2004 at 2:00 o'clock in the afternoon (New York Time). The meeting will be held for the following purposes:

      1. To elect nine directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

      2. To consider and vote upon a proposal to adopt the Company's 2004 Omnibus Stock Option Plan under which 500,000 shares of the Company's Common Stock will be available for issuance thereunder.

      3. To consider and vote upon a proposal to adopt the Company's 2004 Independent Outside Director's Stock Option Plan under which 50,000 shares of the Company's Common Stock will be available for issuance thereunder.

      4. To consider and vote upon a shareholder proposal concerning preferred purchase rights; and

      5.    To transact such other business as may come before the meeting.

      Whether or not you plan to attend the Annual Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors

                                                                     SANFORD KAY

                                                                       Secretary

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 9, 2004 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.

                         37-18 NORTHERN BOULEVARD o LONG ISLAND CITY, N.Y. 11101

MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, May 20, 2004

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 2004, or at any adjournment thereof. Proxy material is being mailed on or about April 20, 2004, to the Company's approximately 477 shareholders of record. The total number of shares outstanding and entitled to vote on April 9, 2004, was:

      Common Stock .......................19,754,606

The purposes of the Annual Meeting are: (1) to elect nine directors (2) to consider and vote upon management's proposal to adopt the Company's 2004 Omnibus Stock Option Plan under which 500,000 shares of the Company's Common Stock will be available for issuance (3) to consider and vote upon a proposal to adopt the Company's 2004 Independent Outside Director's Stock Option Plan (4) to consider and vote upon a shareholder proposal concerning preferred share purchase rights, and (5) to transact such other business as may properly come before the meeting.

Proposal 1. Election of Directors

      At the Annual Meeting, nine directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless individual shareholders specify otherwise, each executed proxy will be voted for the election to the Board of Directors of the nine nominees named below, all of whom are currently directors of the Company. Each director has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee herein unavailable.

      The nominees are: Marilyn F. Cragin, Arthur D. Davis, Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman, Arthur S. Sills, Lawrence I. Sills, Frederick
D. Sturdivant and William H. Turner.

Emeritus Directors of the Board of Directors

      The Board of Directors has elected the following former Standard Motor Products directors, Susan F. Davis and Peter J. Sills, to serve as emeritus members of the Board of Directors. Emeritus directors are invited to attend Board of Director meetings but such emeritus directors do not have any voting rights. Emeritus board members are entitled to a fee of $1,000 per meeting attended, reimbursement for meeting travel expenses and they are also covered under Standard's medical plan.

Proposal 2: Adoption of the Company's 2004 Omnibus Stock Option Plan.

      The Board of Directors and its Compensation Committee believe that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's shareholders. The Board and the Committee believe that a stock option plan is instrumental in fulfilling these goals since the 1994 Omnibus Stock Option Plan terminates on May 25, 2004. There are 131,499 shares still available to be granted under the 1994 Omnibus Stock Option Plan and all of these options will be forfeited on May 25, 2004 when the Plan terminates. Accordingly, the Board and its Compensation Committee have approved and propose to the Company's shareholders the 2004 Omnibus Stock Option Plan (The "Plan").

Summary of Material Provisions of the Plan.

      The Plan will authorize 500,000 shares of the Company's Common Stock be made available for the grant of either incentive stock options or non-qualified stock options. Unless sooner terminated by the Board of Directors, the Plan will terminate on May 20, 2014.

      No individual grant can exceed 50,000 shares. The Plan is administered by the Compensation Committee, none of the members of which is eligible to participate in the Plan. The Committee has the power and complete discretion to determine when to grant option awards, which eligible employees will receive option awards, and the number of shares to be allocated to each option award. The Committee may impose conditions on the exercise of options and may impose such other restrictions and requirements as it may deem appropriate. Officers and other key management employees of the Company and its subsidiaries will be eligible to receive grants under the Plan.

      If a grant is canceled, terminates or lapses unexercised, any such shares allocable to that grant may be subjected again to a new grant. Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to stockholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

      Stock option grants under the Plan may be either incentive stock options or non-qualified stock options. No more than one grant may be to an individual in any calendar year. Incentive stock options qualify for favorable income tax treatment under the Internal Revenue Code while nonstatutory stock options do not. The option price of Common Stock covered by a stock option may not be less that 100% of the fair market value of the Common Stock on the date of the options grant. The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Plan is limited by the Internal Revenue Code to $100,000.

      Options may only be exercised at such time as may be specified by the Compensation Committee. The minimum period of time from the date of grant that an option vests (exercisable) is twelve months and all options are exercisable for a period of ten years from the date such options were granted. Option grants may be fully exercisable (vest) at one point in time or may have graded exerciseability (vesting) in which case exerciseability will occur over a period of years. The Compensation Committee may require that, for stock option grants in excess of a specified number of shares, an optionee must directly own shares of the Company's Common Stock whose fair market value bears a predetermined relationship to the optionee's base salary, up to a maximum of 50% of the optionee's base salary. Exerciseability may be accelerated by the Compensation Committee at any time after grant, and is accelerated automatically upon the death or disability of an optionee. Upon termination of employment other than for cause, an optionee will have ninety days to exercise any option grant that is vested. Any option grant not exercised within that time period will be forfeited. Forfeiture will automatically occur if the optionee's employment with the Company is terminated for cause.

      Upon exercise, optionees may acquire their shares by paying an exercise price to the Company in cash; by delivering or causing to be withheld from the option shares, shares of the Company's Common Stock the value of which is equal to the exercise price or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

      The Plan provides that options would become immediately and fully exercisable upon a Change in Control. For purposes of the Plan, a "Change in Control" occurs principally (i) when a person (or group of persons acting in concert) acquires 25% or more of the Company's Common Stock (other than those presently holding such amount), (ii) when there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving or (iii) when the stockholders of the Company approve a reorganization, merger, consolidation or other transaction as a result of which the Company or a Subsidiary is not the surviving entity.

      No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives.

      The Compensation Committee may amend the Plan in such respects as it deems advisable except that it may not (1) grant an option price that is less than 100% of the fair market value of the Company's Common Stock on the date of the options grant, (2) grant an individual option in excess of 50,000 shares of the Company's Common Stock and (3) change the vesting requirement to be less than twelve months from date of grant. The shareholders of the Company must approve any amendment that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or (ii) materially modify the requirements of eligibility for participation in the Plan. Stock option grants under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Federal Income Tax Consequences

      An optionee will not incur Federal income tax liabilities when he or she is granted an incentive stock option or a non-qualified stock option.

      Upon exercise of an incentive stock option, an optionee generally will not recognize income, unless he or she is subject to the alternative minimum tax. Upon exercise of a non-qualified stock option, an optionee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price.

      The Company usually will be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of non-qualified options. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirement.

      This summary of Federal income tax consequences of non-qualified stock options and incentive stock options does not purport to be complete, and is based upon interpretations of the existing laws, regulations and rules which could be materially altered with enactment of new tax legislation. There may also be state and local income taxes applicable to those transactions.

      The Board of Directors believes that approval of the 2004 Omnibus Stock Option Plan is in the best interests of all shareholders and recommends a vote "For" this Proposal.

      The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 2.

Proposal 3: Management's Proposal to Adopt the Company's 2004 Independent Outside Director's Stock Option Plan.

      The 2004 Independent Outside Director's Stock Option Plan (the "Plan") is intended to enable the Company to provide an incentive to attract and retain qualified directors to serve on the Company's Board of Directors and to further the identity of interests of the directors and shareholders of the Company. The Plan provides for the grant of non-qualified stock options to independent outside directors. Options to purchase a maximum of 50,000 shares of the Company's Common Stock may be granted under the Plan. A Committee selected by the Board of Directors will administer the Plan.

      The Plan will provide for an annual option grant to each qualified director as of the date of the Company's Annual Meeting of Shareholders. The exercise price per share will be the average of the high and low sales price of the Company's Common Stock on the New York Stock Exchange on the day prior to the date of the grant.

      Options granted under the Plan are exercisable upon the first anniversary of the date the option was granted. Options must be exercised before the earlier
(i) ten years from the date such options were granted, (ii) 90 days after the termination of the optionee's service as a director or other than by reason of death or (iii) 120 days after an optionee's death.

      The Board of Directors believes that approval of the 2004 Independent Directors' Stock Option Plan is in the best interests of all shareholders and recommends a vote "For" this Proposal.

      The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 3.

Proposal 4. Shareholder Proposal Concerning Preferred Share Purchase Rights

      GAMCO Investors, Inc.,One Corporate Center, Rye, New York 10580-1434, which claims beneficial ownership of 2,597,350 shares of the Company's common stock (as shown in an amendment filed with the Securities and Exchange Commission on December 23, 2003 with respect to its earlier Schedule 13D), has submitted the following proposal:

      "RESOLVED: that the shareholders of Standard Motor Products, Inc. (the "Company") request the Board of Directors redeem the Preferred Share Purchase Rights issued pursuant to the Rights Agreement, dated as of February 15, 1996, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the shareholders held as soon as practical.

The shareholder's statement in support of the proposal is as follows:

      On February 15, 1996, the Board of Directors adopted a Rights Agreement. The Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 20% or more of the Company's common shares then outstanding. Once exercisable, the Rights entitle holders to purchase shares of the Company's Series A Participating Preferred stock or the right to receive shares of the acquiring entity.

      We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interest of the shareholders. In effect, the pill allows a Board to arrogate to itself the sole right to determine what price a potential buyer must pay to acquire an entire company. The power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. We believe the shareholders should retain the right to decide for themselves what represents a fair price for their holdings.

      We Urge Shareholders To Vote In Favor Of This Proposal.

Your Board of Directors Recommends a Vote Against the Above Proposal.

      On February 15, 1996, the Board of Directors adopted the Company's Preferred Share Purchase Rights Agreement to enhance the ability of the Board to preserve and protect shareholder value in the event of certain unsolicited takeover attempts. Similar rights plans have been adopted by a majority of the corporations included in the Standard & Poor's 500.

      The Board believes the Rights Agreement allows the Company to more effectively address situations involving a potential change in control or sale of our Company. A potential acquiror who obtained beneficial ownership of more than 20% of the Company's voting stock, without approval of the Board, would risk substantial dilution of its holdings through operation of the Rights Agreement. As a result, the Board believes that the Rights Agreement encourages a potential acquiror to negotiate directly and in good faith with the Board. By encouraging negotiation, the Rights Agreement puts the Board in a better position to defend against unfair offers, such as coercive, partial or two-tiered bids and stock accumulation programs in which all shareholders may not share in the premium associated with a change in control. The Rights Agreement also gives the Board, as elected representatives of the shareholders, flexibility and a greater period of time within which it can properly evaluate and determine if an offer reflects the full value of the company and is fair to all shareholders, and if not, to reject the offer or to seek an alternative that meets these criteria.

      The Rights Agreement is not intended to and will not prevent a takeover on terms determined by the Board to be fair and equitable to all shareholders. If the Board determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, the Board may redeem the Rights.

      A study released by Georgeson & Co. in November 1997 found that takeover bids were actually more likely to be completed when the target had a rights plan. Georgeson also concluded that, from 1992 to 1996, companies with rights plans received an added $13 billion in additional takeover premiums than did companies without rights plans.

      The Board's fiduciary duty to the shareholders dictates that it evaluate the merits of each and every acquisition proposal presented to it and seek to insure that any proposed business combination or acquisition delivers full value to the shareholders. The Board believes that the adoption of a Rights Agreement is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of the shareholders. Redeeming the Rights would remove an important tool that the Board believes it should have for the protection of shareholders. The Board therefore believes that any decision to redeem the Rights should be made in the context of a specific acquisition proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
PROPOSAL.

Information With Respect to Nominees and Major Shareholders

      Information with respect to each nominee is set forth in Chart "A" on page
6. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 8.

      Beneficial shares of Common Stock owned directly or held as trustee by Fife family members aggregate 2,387,926 shares (12.1 %). Shares of Common Stock owned directly or held as trustee by Sills family members aggregate 2,808,615 shares (14.2%). The 247,125 shares of Common Stock owned by charitable foundations of which various members of the Fife and Sills families are trustees represent 1.3% of the total outstanding voting securities of the Company.

Information With Respect to Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2003, except that a From 4 was late being filed for Mr. Lawrence I. Sills. The Form 4 was filed late as a result of the broker handling the purchase of shares for Mr. Sills not informing the Company on a timely basis of the purchase. All other
Section 16(a) filing requirements applicable to its officers and directors were in compliance.

--------------------------------------------------------------------------------

                       CHART A--INFORMATION ABOUT NOMINEES

                                                                                         Has            Shares of Common Stock
                                                  Office with Company and               Served        Beneficially Owned Directly
                                                    Principal Occupation              as Director        or Indirectly as of
               Name                       Age    During the Past Five Years              Since             March 15, 2004*
------------------------------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin (1)..................   52    Director of the Company                   1995              1,588,048 (10)

Arthur D. Davis (2)....................   56    Vice Chairman of the Board and
                                                  Director of the Company                 1986              1,466,910 (11)

Robert M. Gerrity (3)..................   66    Director of the Company                   1996                 15,568 (12)

John L. Kelsey (4)                        78    Director of the Company                   1964                 18,010 (13)

Kenneth A. Lehman (5)..................   60    Director of the Company                   1999                 11,966 (14)

Arthur S. Sills (6)....................   60    Director of the Company                   1995              1,117,529 (15)

Lawrence I. Sills (7)..................   64    Chief Executive Officer, Chairman
                                                  and Director of the Company             1986              1,617,451 (16)

Frederick D. Sturdivant (8)............   66    Director of the Company                   2001                 12,880 (17)

William H. Turner (9)..................   63    Director of the Company                   1990                 16,982 (18)

--------------------------------------------------------------------------------

(1) Marilyn F. Cragin has served as a director since October 1995. Mrs. Cragin has been an independent consultant to Wellesley College since July 2001 and the Planned Parenthood of Greater Massachusetts since January 2002. From November 1988 to August 2000 she served as Program Director for an Arts in Progress Program. From 1995 to 1998 Mrs. Cragin was the co-owner of an art gallery and prior to that she was a practicing psychotherapist for more than twenty years.

(2) Arthur D. Davis has served as our Vice-Chairman of the Board since December 2000 and as a director since May 1986. Mr. Davis served as our Vice president of Materials Management from May 1986 to January 1989. Mr. Davis is the husband of Susan F. Davis who is an Emeritus director.

(3) Robert M. Gerrity has served as a director since July 1996. Mr. Gerrity served as Chairman and Chief Executive Officer of the Antrim Group, Inc. from 1996 to 2000. Prior to 1996, Mr. Gerrity served as Vice Chairman of New Holland, n.v., an agricultural and construction equipment company. Mr. Gerrity is also a director of the Rimrock Corporation, Federal Signal Corporation and Polyair Corporation PPK.

(4) John L. Kelsey has served as a director since 1964. Mr. Kelsey is currently retired. From 1989 to 1994, Mr. Kelsey served as Advisory Director of PaineWebber Inc. ( and its predecessor firms) for more than 30 years.

(5) Kenneth A. Lehman has served has a director since April 1999. Mr. Lehman has been Managing Director of the KKP Group LLC since April 1999. From 1990 to December 1998, he was Co-Chairman and Chief Executive Officer of Fel-Pro Incorporated. He is also a director of Gold Eagle Co.

(6) Arthur S. Sills has served as a director since October 1995. Mr. Sills was an educator and administrator in Massachusetts school districts for thirty years prior to his retirement in 2000. Mr. Sills is the brother of Lawrence I. Sills, who is a director, and Peter J. Sills who is an Emeritus director.

(7) Lawrence I. Sills has been our Chief Executive Officer and Chairman of the Board since December 2000 and has been a director since 1986. From 1986 to December 2000, Mr. Sills served as President and Chief Operating Officer. From 1983 to 1986, Mr. Sills served as Vice president of Operations. Mr. Sills is the brother of Arthur S. Sills, who is a director, and Peter J. Sills, who is an Emeritus director.

(8) Frederick D. Sturdivant has served as a director since December 2001. Mr. Sturdivant has been Chairman of the Tylor Group Inc. since April 2002. Mr. Sturdivant was Chairman of Reinventures LLC from October 2000 to March 2002. From June 1998 to September 2000, he was Executive Managing Director of Strategic Decisions Group/Navigant. From January 1996 to June 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation.

(9) William H. Turner has served as a director since May 1990. Since January 2004, Mr. Turner has been the Acting Dean of the College of Business at Stony Brook University. From Augusst 1997 until September 2002 Mr. Turner served in various capacities at PNC Bank NJ including President, Chief Executive Officer and Chairman Northeast Region. He was President & Co-CEO of Franklin Electronic Publishers, Inc. from October 1, 1996 to July 31, 1997. He was the Vice-Chairman, Chase Manhattan Bank, and its predecessor Chemical Banking Corporation before his employment with Franklin Electronics Publishers, Inc. He is also a director of Franklin Electronic Publishers, Inc., Volt Information Sciences, Inc. and New Jersey Resources Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         CHART A - footnotes continued.

(10) Includes 884,289 shares of common stock, of which: (a) 447,187 shares are held as co-trustee with, among other, Arthur D. Davis and Susan F. Davis, Director Emeritus, for which Mrs. Cragin has shared voting and investment power; (b) 104,063 shares held by the Fife Family Foundation, Inc. of which Mrs. Cragin is a director and officer and shares voting and investment power with, among others, Susan F. Davis, (c) 137,270 shares are held by Mrs. Cragin as custodian for minor children for which she has sole voting and investment power; (d) 52,400 shares are held as co-trustee with Arthur D. Davis for which Mrs. Cragin has shared voting and investment power; (e) 53,527 shares are deemed beneficially owned by Mrs. Cragin in connection with her purchase of our convertible debentures; (f) 18,560 shares are held as co-trustee for which she has shared voting and investment power; (g) 9,307 shares are owned by Mrs. Cragin's husband; and
      (h) 61,975 shares are held by Mrs. Cragin's husband as trustee for their children. In her capacity as a trustee, director of the foundation and for shares held as custodian for minor children and owned by her spouse, Mrs. Cragin disclaims beneficial ownership of such shares so deemed "beneficially owned" by her within the meaning of Rule 13d-3 of the Exchange Act.

(11) Includes 1,374,241 shares of common stock, of which: (a) 420,982 shares are held by Arthur D. Davis as trustee for which he has sole voting and investment power; (b) 52,400 shares are held as co-trustee with Marilyn F. Cragin for which Mr. Davis has shared voting and shared investment power;
      (c) 129,835 shares are held as co-trustee with Susan F. Davis, Director Emeritus, for which Mr. Davis has shared voting and investment power; (d) 447,187 shares are held as co-trustee with, among others, Marilyn F. Cragin and Susan F. Davis for which Mr. Davis has shared voting and investment power; (e) approximately 1,287 shares are deemed beneficially owned by Arthur D. Davis and Susan F. Davis in connection with their purchase of our convertible debentures; (f) approximately 53,527 shares deemed beneficially owned by Arthur D. Davis and Susan F. Davis in connection with their purchase of our convertible debentures; (g) 87 shares are allocated to Mr. Davis under the Standard Motor Products Employee Stock Ownership Plan (the "Standard Motor Products ESOP"); (h) 238,936 shares are owned by Susan F. Davis; and (i) 30,000 shares are held by Mr. Davis that were subject to options exercisable within 60 days of March 15, 2004. In his capacity as a trustee and with regard to the 53,527 shares deemed beneficially owned by Mr. Davis in connection with the conversion of our convertible debentures and the 238,936 shares owned by Susan F. Davis, Mr. Davis disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.

(12) Includes 11,000 shares of common stock held by Robert M. Gerrity that were subject to options exercisable within 60 days of March 15, 2004.

(13) Includes 11,000 shares of common stock held by John L. Kelsey that were subject to options exercisable within 60 days of March 15, 2004.

(14) Includes 6,000 shares of common stock held by Kenneth A. Lehman that were subject to options exercisable within 60 days of March 15, 2004

(15) Includes 573,374 shares of commons stock, of which: (a) 430,312 are held as co-trustee with Lawrence I. Sills and Peter S. Sills, Director Emeritus, for which Arthur S. Sills has shared voting and shared investment power and (b) 143,062 shares are held by the Sills Family Foundation, Inc. of which Arthur S. Sills is a director and officer and shares voting and investment power with, among others, Peter J. Sills. In his capacity as a trustee and director of the foundation, Arthur Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.

(16) Includes 971,856 shares of common stock, of which: (a) 430,312 are held as co-trustee with Arthur S. Sills for which Lawrence I. Sills has shared voting and shared investment power; (b) 435,770 shares held by the Estate of Nathaniel I. Sills for which Lawrence I. Sills is executor and has sole voting and investment power; (c) 5,295 shares of common stock allocated to Lawrence I. Sills under the Standard Motor Products, ESOP; (d) 2,812 shares owned by Mr. Sills' wife; and (e) 97,667 shares of common held by Lawrence I. Sills which were subject to options exercisable within 60 days of March 15, 2004. In his capacity as a trustee and executor and for shares of stock held by his wife, Lawrence Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act,

(17) Includes 2,000 shares of common stock held by Frederick D. Sturdivant that were subject to options exercisable within 60 days of March 15, 2004.

(18) Includes 11,000 shares of common stock held by William H. Turner that were subject to options exercisable within 60 days of March 15, 2004.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        CHART B--HOLDINGS OF MANAGEMENT AND HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                            Amount and
                                                                                             Nature of
                                                                                            Beneficial
                                         Title of               Address of                   Ownership          Percent of
                                           Class             Beneficial Owner          as of March 15, 2004*       Class
----------------------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin (10) .............     Common          37-18 Northern Boulevard           1,588,048 (1)           8.02
                                                         Long Island City, NY

Arthur D. Davis (11) ...............     Common          37-18 Northern Boulevard           1,466,910 (1)           7.32
                                                         Long Island City, NY

Robert M. Gerrity ..................     Common          114 Division Street                   15,568 (1)           0.08
                                                         Bellaire, MI

John L. Kelsey .....................     Common          P.O. Box 8264                         18,010 (1)           0.09
                                                         Vero Beach, FL

Kenneth A. Lehman ..................     Common          One Peninsula Dr.                     11,966 (1)           0.06
                                                         Stratham, NH

Arthur S. Sills (12) ...............     Common          37-18 Northern Boulevard           1,117,529 (1)           5.66
                                                         Long Island City, NY

Lawrence I. Sills (13) .............     Common          37-18 Northern Boulevard           1,617,451 (1)           8.15
                                                         Long Island City, NY

Frederick D. Sturdivant ............     Common          6010 Squirrel Wood Drive              12,880 (1)           0.07
                                                         Cincinnati, OH

William H. Turner ..................     Common          384 Upper Mountain Ave.               16,982 (1)           0.09
                                                         Upper Montclair, NJ

John P. Gethin .....................     Common          37-18 Northern Boulevard              86,192 (2)           0.44
                                                         Long Island City, NY

Joseph G. Forlenza .................     Common          37-18 Northern Boulevard              76,654 (3)           0.39
                                                         Long Island City, NY

James J. Burke .....................     Common          37-18 Northern Boulevard              68,764 (4)           0.35
                                                         Long Island City, NY

Donald E. Herring ..................     Common          37-18 Northern Boulevard              62,878 (5)           0.32
                                                         Long Island City, NY

Directors and Officers as a
Group (nineteen persons) ...........                                                        5,988,635 (6)          29.40

Gabelli Funds, Inc, ................     Common          One Corporate Center               2,597,350 (7)          12.73
                                                         Rye, New York

Wellington Management ..............     Common          9 State Street                     2,199,100 (8)          11.14
                                                         Boston, MA

Dana Corporation......................   Common          PO Box 1000                        1,378,760 (9)           6.99
                                                         Toledo, Ohio

--------------------------------------------------------------------------------

(1) The nature of the beneficial ownership of these shares are listed in the footnotes of Chart A.

(2)   Includes (a) 1,422 shares of common stock allocated to the account of John
      P. Gethin under the Standard Motor Products ESOP and (b) 71,250 shares of common stock held by Mr. Gethin which were subject to options exercisable within 60 days of March 15, 2004.

(3) Includes (a) 4,104 shares of common stock allocated to the account of Joseph G. Forlenza under the Standard Motor Products ESOP and (b) 58,050 shares of common stock held by Mr. Forlenza which were subject to options exercisable within 60 days of March 15, 2004 and (c) 2,500 shares of common stock owned by Mr. Forlenza's wife, of which Mr. Forlenza disclaims "bneficial ownership" of such shares within in the meaning of Rule 13d-3 of the Exchange Act.

(4) Includes (a) 3,514 shares of common stock allocated to the account of James J. Burke under the Standard Motor Products ESOP and (b) 55,250 shares of common stock held by Mr. Burke which were subject to options exercisable within 60 days of March 15, 2004.

(5) Includes (a) 3,227 shares of common stock allocated to the account of Donald E. Herring under the Standard Motor Products ESOP and (b) 54,250 shares of common stock held by Mr. Herring which were subject to options exercisable within 60 days of March 15, 2004.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         CHART B - footnotes continued.

(6)   Includes 30,000, 11,000, 11,000, 6,000, 97,667, 2,000 and 11,000 shares, respectively, for Mr. Davis, Mr. Gerrity, Mr. Kelsey, Mr. Lehman, Mr. Sills, Mr. Sturdivant and Mr. Turner in the case of all listed Directors and Officers named above, which were subject to options exercisable within 60 days of March 15, 2004. All of our officers and directors as a group have 535,567 shares, which were subject to options exercisable within 60 days of March 15, 2004, 26, 284 shares allocated to all officers and directors under the Standard Motor Products ESOP and approximately 108,341 shares of common stock in connection with the purchase of our convertible debentures.

(7) The information for Gabelli Asset Management Inc. and certain of its affiliates ("Gabelli") is based solely on an amendment to its Section 13D, filed with the SEC on December 23, 2003, wherein Gabelli stated that it beneficially owned an aggregate of 2,597,350 shares of our common stock. Gabelli states that it has sole voting power for 2,564,350 shares and has sole dispositive power for 2,564,350.

(8) Wellington Corporation is a Mutual Fund that as of December 31, 2003 had 2,199,100 beneficially owned shares of Standard Motor Products, Inc.

(9) Dana Corporation accepted 1,378,760 shares as part of the purchase price paid for Dana's Engine Management Division on June 30, 2003.

(10)  Marilyn F. Cragin is the sister-in-law of Arthur Davis.

(11)  Arthur D. Davis is the brother-in-law of Marilyn F. Cragin

(12)  Arthur S. Sills is the brother of Lawrence I. Sills.

(13)  Lawrence I. Sills is the brother of Arthur S. Sills.

   * Mrs. Marilyn F. Cragin, Mr. Arthur D. Davis, Mr. Arthur S. Sills and Mr. Lawrence I. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

--------------------------------------------------------------------------------

Meetings of the Board of Directors and Its Committees

      In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was seven. The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of all five independent outside directors. The members of both committees are Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman, Frederick D. Sturdivant and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's officers, to administer the Company's Stock Option Plan and to review the Company's overall compensation policies. The Compensation Committee was established in late 1992 and held two meetings in 2003. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by them to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met five times in 2003.

The Nominating and Corporate Governance Committee

      In 2003 the Company formed the Nominating and Corporate Governance Committee to assist the Board in discharging and performing the duties and responsibilities of the Board with respect to corporate governance including:

      o The identification and recommendation to the Board of indivduals qualified to become or continue as directors.

      o The continuous improvement in corporate governance policies and practices.

      o     The annual self-assessment of the performance of the Board.

      o     The recommendation of members for each committee of the Board.

      The Committee is comprised of the independent directors of the Board and the Charter is available on the Company's Website www.smpcorp.com.

      Shareholders may propose director candidates for consideration by the Committee. In order for shareholder candidates to be considered, written notice of such shareholder recommendation (i) must be provided to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, and (ii) must contain the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating person's ownership of Company stock. Both shareholder proposed candidates and other candidates identified and evaluated by the Committee must comply with the procedures, and meet the qualification of directors, as outlined in the Charter of the Committee.

      Shareholders may communicate with the Board of Directors or individual directors pursuant to the procedures established by the Committee from time to time. The Committee shall review such shareholder correspondence that first is delivered to the attention of the Secretary of the Company at 37-18 Northern Boulevard, Long Island City, NY 11101, which correspondence the Secretary will forward to the Committee. The Committee shall have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.

Company's Code of Ethics

      The Board of Directors of the Company has adopted a Code of Conduct and Business to (1) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest, (2) promote full, fair, accurate, timely and understandable disclosure, (3) promote compliance with applicable laws and governmental rules and regulations, (4) ensure the protection of the Company's legitimate business interests, including business opportunities, assets and confidential information and (5) deter wrongdoing. The Code of Ethics is available on the Company's Website, www.smpcorp.com.

Directors Compensation

      Directors who are not officers or related to officers (the "Independent Directors") were paid a retainer of $30,000 of which at least $10,000 must be in shares of the Company's common stock valued as of the date of the Annual Meeting of Shareholders. The Chairman of the Audit Committee receives an additional retainer of $3,500. In addition, pursuant to the Company's Independent Outside Directors' Stock Option Plan, the Outside Directors each received a stock option grant of up to 2,000 shares of the Company's common stock with an exercise price per share equal to the price of the stock on the New York Stock Exchange as of the date of the Annual Meeting of Shareholders. Independent Directors also received $1,000 for each Board and Committee meeting they attended and are reimbursed for meeting expenses. Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Arthur S. Sills and Peter J. Sills received $1,000 for each Board meeting they attended, reimbursement for meeting expenses and are covered under Standard's medical plan. All other directors, being officers of the Company, received no payment for the fulfillment of their directorial responsibilities.

Certain Transactions

      During 2003 two executive officers, Lawrence I. Sills, Chairman of the Board and Chief Executive Officer and John P. Gethin, President and Chief Operating Officer were indebted to the Company as a result of loans made to them by the Company.

      Mr. Gethin had an outstanding loan relating to his 1999 relocation to Texas to fulfill his responsibilities as General Manager of the Company's Temperature Control Division. This loan carries an interest rate equal to the Company's short-term interest rate. At March 31, 2004, the amount of this indebtedness was zero. The greatest amount of Mr. Gethin's indebtedness with respect to this loan in 2003 was $90,414.

      In August 2000, Mr. Sills borrowed $75,500 to purchase company stock under a plan that was put in place on November 11, 1999 allowing Officers of the Company to borrow up to 25% of their gross annual salary to purchase shares of the Company's common stock. The loan must be paid back in four years at an interest rate equal to the Company's short-term interest rate. The greatest amount of Mr. Sills indebtedness with respect to all loans in 2003 was $54,521. At March 31, 2004, the indebtedness was $42,252.

      Under the rules of the Sarbanes-Oxley Act of 2002 loans to Officers are no longer allowed. The loans mentioned above was granted prior to the passage of this act. The Company will no longer grant loans to Officers except for permitted loans in case of relocation.

Change in Control Arrangements

      The Company has long-term retention agreements with John Gethin and James Burke. If a change in control of the Corporation occurs, and within twelve months thereafter the executive's employment is terminated by the Company without cause, or by the executive for certain specific reasons, the executive will receive severance payments and certain other benefits. The specific reasons which allow the executive to resign and receive the benefits are: (1) a reduction in status or position with the Company, (2) a reduction by the Company in the executive's annual rate of base salary, and (3) relocation.

      If the executive resigns for one of the specific reasons, or is terminated without cause, the executive will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period, (2) continued participation for a period of thirty six months in group medical, dental and/or life insurance plans and (3) enhanced benefits under the Company's Supplemental Compensation Plan.

      A change in control of the Company for these purposes means the occurrence of any of these events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals:
(2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50 percent of the total voting stock of the Company, including by way of merger, consolidation or otherwise: (3) Lawrence Sills ceases to be the Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company.

Supplemental Retirement Program

Effective October 1, 2001, the Company adopted an unfunded supplemental retirement program for eligible employees. Participation is limited to those employees who as of the effective date have been designated by the Compensation Committee. The benefits under this supplemental retirement program (the "Supplemental Program") are computed under a formula which takes into account a percentage of the participant's average annual base salary plus bonus and other incentive compensation earned in three (3) of the last five (5) years of service prior to age 60 ("Final Average Earnings") and years of participating service. The maximum benefit payable to a participant under the Supplemental Program is an amount equal to 50% of the participant's Final Average Earnings. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause (as defined under the Supplemental Program) he will forfeit his benefits under the Supplemental Program. The benefits under the Supplemental Program are in addition to benefits payable to participants under the Company's 401(k) Plan and SERP. Benefits under the Supplemental Program will be paid from general corporate funds in the form of a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

      It is not possible to calculate exactly each participant's benefits under the Supplemental Program prior to retirement. However, the tables on the following page indicate the aggregate amount of annual benefits payable under the Supplemental Program using the formula described above for the specified final average earnings and years of participating service for Category A and Category B participants, respectively, and are based upon retirement at age 60 and payment in the form of a life annuity. A participant must have completed the number of years of participating service specified in order to receive the benefit listed. Benefits do not increase pro rata between the years of participating service categories specified.

                                   Category A
                                   ----------

                              Annual Benefit Years of Participating Service
                              ---------------------------------------------
Final Average Earnings             2          5          6     7 or more
----------------------             -          -          -     ---------
$570,000 ...................   $ 71,250   $142,500   $213,750   $285,000

$610,000 ...................     76,250    152,500    228,750    305,000

$650,000 ...................     81,250    162,500    243,750    325,000

$690,000 ...................     86,250    172,500    258,750    345,000

$730,000 ...................     91,250    182,500    273,750    365,000

$770,000 ...................     96,250    192,500    288,750    385,000

$810,000 ...................    101,250    202,500    303,750    405,000

                                   Category B
                                   ----------

                              Annual Benefit Years of Participating Service
                              ---------------------------------------------
Final Average Earnings             4         10         12      14 or more
----------------------             -         --         --      ----------
$370,000 ...................   $ 46,250   $ 92,500   $138,750   $185,000

$410,000 ...................     51,250    102,500    153,750    205,000

$450,000 ...................     56,250    112,500    168,750    225,000

$490,000 ...................     61,250    122,500    183,750    245,000

$530,000 ...................     66,250    132,500    198,750    265,000

$570,000 ...................     71,250    142,500    213,750    285,000

$610,000 ...................     76,250    152,500    228,750    305,000

The only participants in the Supplemental Program at the current time are Mr. Gethin in Category A and Mr. Burke in Category B. The approximate number of years of participating service at December 31, 2003 for each of Messrs. Gethin and Burke was two.

Executive Compensation

      The following table sets forth the annual compensation paid or incurred by the Company during fiscal 2003, 2002 and 2001 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 2003 (the "Named Officers").

                                                     SUMMARY COMPENSATION TABLE
                                                                                                 Long-Term
                                                                                                Compensation    All Other
                                                        Annual Compensation                        Awards     Compensation
                                          --------------------------------------------------------------------------------
              Name and
              Principal                                                           Other         Stock Options
              Position                    Year       Salary         Bonus     Compensation (1)     Granted         (2)
--------------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills (3) ..............      2003      $403,000      $255,200                          20,000      $ 32,688
 Chief Executive Officer, Chairman        2002       353,000       364,850                              --        18,887
 and Director                             2001       305,000        82,000                              --        13,730

John P. Gethin (4) .................      2003       453,000       208,800                          18,000        31,718
 President - Chief Operating Officer      2002       403,000       291,880                              --        22,958
                                          2001       353,000       128,000                              --        15,776

Joseph G. Forlenza (5) .............      2003       338,000        51,688                          12,000        24,863
 Vice President and                       2002       322,000       244,449                              --        18,506
 General Manager Standard Division        2001       305,000       104,000                              --        19,956

James J. Burke (6) .................      2003       303,000       170,000                          12,000        21,339
 Vice President - Finance                 2002       278,000       145,940                              --        14,944
 Chief Financial Officer                  2001       223,000        64,000                              --        10,795

Donald Herring (7) .................      2003       230,000        60,516                          12,000        14,932
 Vice President - Aftermarket Sales       2002       221,000       117,110                              --        11,905
                                          2001       211,000        49,319                              --        10,691
--------------------------------------------------------------------------------------------------------------------------

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Represents Company contributions to the Profit Sharing, 401K, ESOP and SERP programs on behalf of the named individual.

(3) Lawrence I. Sills has been our Chief Executive Officer and Chairman of the Board since December 2000 and has served as a director since 1966. From 1986 to December 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, Mr. Sills served as our Vice President of Operations.

(4) John P. Gethin has served as our President and Chief Operating Officer since December 2000. From December 1997 to November 2000, Mr. Gethin served as our Senior Vice President of Operations. From 1998 to June 2003, he has served as General Manager of our Temperature Control Division. From October 1995 to December 1997, Mr. Gethin was Vice President and General Manager of EIS Brake Parts Division (a former business unit of ours).

(5) Joseph G. Forlenza has served as Vice President and General Manager of our Engine Management Division since July 1993. From May 1988 to June 1993, Mr. Forlenza served as Vice President and General manager of our Champ Service Line division (a former business unit of ours).

(6) James J. Burke has served as our Vice President Finance, Chief Financial Officer since October 1999. From January 1998 to September 1999, Mr. Burke served as our Director of Finance, Chief Accounting Officer. From March 1993 to December 1997, Mr. Burke served as our Corporate Controller.

(7) Donald E. Herring has served as our Vice President of Aftermarket Sales since January 1993. From January 1990 to December 1992, Mr. Herring served as our National Sales Manager.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                         Potential Realized
                                                                                                           Value at Assumed
                                                                                                           Annual Rates of
                                                                                                         Stock Appreciation
                                                    Individual Grants                                    for Option Term (3)
------------------------------------------------------------------------------------------------------------------------------
                                         Number of    Percentage of
                                        Securities    Total Options
                                        Underlying     Granted to    Exercise or
                                         Options      Employees in    Base Price       Expiration(1)
    Name                                 Granted       Fiscal Year    ($/Sh) (1)          Dates (2)           5%       10%
------------------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills...................     20,000           5.7%      $13.74 - $15.74  2/14/09 - 2/14/11     $ 81,394  $179,945
John P. Gethin......................     18,000           5.1%      $13.74 - $15.74  2/14/09 - 2/14/11     $ 73,255  $161,951
James J. Burke......................     12,000           3.4%      $13.74 - $15.74  2/14/09 - 2/14/11     $ 48,837  $107,968
Joseph G. Forlenza..................     12,000           3.4%      $13.74 - $15.74  2/14/09 - 2/14/11     $ 48,837  $107,968
Donald Herring......................     12,000           3.4%      $13.74 - $15.74  2/14/09 - 2/14/11     $ 48,837  $107,968
------------------------------------------------------------------------------------------------------------------------------

(1) Stock options granted in 2003 vest equally over a three year period beginning at the anniversary of the grant. The exercise price in the first year is $13.74 and increases by $1.00 each subsequent year.

(2) Stock option grants expire at the rate of one-third of the total grant on February 14th of each year beginning February 14, 2009.

(3) No gain to the optionees is possible without an increase in the stock price, which would benefit all shareholders commensurately. The dollar amounts under the columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forcast possible future appreciation, if any, of the Company's stock price.

Option Exercises and holdings

      The following table provides information with respect to option exercises in 2003 by the Named Officers and the value of such Named Officers' unexercised options at December 31, 2003.

                       AGGREGATED OPTION EXERCISES IN 2003
                       AND DECEMBER 31, 2003 OPTION VALUES

                                                                       Number of Shares Underlying    Value of Unexercised
                                             Shares                      Unexercised Options at      In-the-Money Options at
                                          Acquired on        Value          Fiscal Year-End             Fiscal Year-End (1)
    Name                                    Exercise       Realized    Exercisable Unexercisable    Exercisable Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills...................           --              --          97,667      13,333         $46,501      $   --
John P. Gethin......................           --              --          75,250      12,000          20,400          --
James J. Burke......................           --              --          57,250       8,000          27,900          --
Joseph G. Forlenza..................           --              --          58,050       8,000          24,468          --
Donald Herring......................           --              --          54,250       8,000          13,600          --

(1) Market value of unexercised options is based on the closing price of the Company's common stock on the New York Stock Exchange of $12.15 per share on December 31, 2003 (the last trading day of 2003) minus the exercise price

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table presents a summary of outstanding stock options available for future grant under our stockholder approved equity compensation plan as December 31, 2003.

                                                            Number of Securites                            Number of Securites
                                                             to be Issued upon       Weighted Average      Remaining Available
                                                                Exercise of          Exercise Price of     for Future Issuance
                                                                Outstanding             Outstanding           Under Equity
Plan Category                                                 Stock Options            Stock Options        Compensation Plan
----------------------------------------------------------------------------------------------------------------------------
Equity Compenstion plans approved by security holders (1)       1,163,447                 $ 16.33                99,327

Equity Compenstion plans not approved by security holders              --                      --                    --
                                                             ----------------------------------------------------------------
All Plans                                                       1,163,447                 $ 16.33                99,327

(1) Represents shares of the Company's Common Stock issuable upon exercise of options outstanding under the following equity compensation plan: 1994 Omnibus Stock Option Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

      The Company's Compensation Committee of the Board of Directors was established in 1992. The Committee is responsible for approving the compensation packages (base salary and bonus) of the Company's officers, for administering the Company's Stock Option Plans, and for reviewing the Company's overall compensation policies including the structure of its bonus program.

      Effective January 1, 1998 the Company modified its MBO Bonus Program into an Economic Value Added (EVA) based program. Simply stated, EVA is equal to net operating profit after tax, less a charge for the cost of capital. Bonuses tied to EVA are such that increasing EVA year over year will be favorable for the Company's shareholders as well as those whose compensation is based on EVA. In the event of decreasing EVA, bonuses will be affected negatively to the point of erasing the portion based upon EVA. EVA bonuses earned in any one year may not necessarily be paid out in full. In order to promote longer-term shareholder improvement and to provide for years which may produce "negative EVA" results, the entire bonus structure is monitored through a "banking" feature. The "bank" allows only a portion of the year's earnings to be paid out in any given year, saving the remainder for lean year's growth or negative growth. Due to this feature, it is possible to receive a nominal bonus in a poor year only because the individual has a bank upon which to draw. It is also possible to completely exhaust the bank or create a negative bank. In the case of a negative bank, bonuses tied to EVA would not be paid until the bank is once again positive. However, the Board may in its discretion reset negative bank balances to zero in order to preserve an incentive for continuous effort in future years. In January 2001, 2002 and 2003 negative bank balances were reset to zero.

      The change to EVA was made to more closely align executive compensation to continuous improvements in corporate performance and increases in shareholder value. In this regard, the Compensation Committee endorses the following guidelines for compensation decisions:

      o Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

      o Align all pay programs with the Company's annual and long-term strategies and objectives.

      o Provide variable compensation incentives directly linked to the performance of the Company and improvement in shareholder return.

      Under the EVA bonus program, the bonuses of the officers are based on a minimum 50% on year-over-year improvement in Company EVA and remaining 50% or less on MBO goals approved by the Compensation Committee. Earned MBO bonuses are paid out in full each year.

      As part of the Company's compensation program, the Compensation Committee, from time to time, grants stock options to the Company's executive officers and other key employees. This feature further strengthens the link between continuous Company improvement and long-term compensation. These grants generally include proportional vesting over multi-year periods at increasing exercise prices. The grants also require a holding period before they may be exercised. The Charter of the Compensation Committee is available on the Company's Website, www.smpcorp.com.

Chief Executive Compensation.

      The executive compensation policy described above is applied in setting the compensation of our Chief Executive Officer, Lawrence I. Sills. Mr. Sills generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Sills' compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

      Mr. Sill's compensation for the fiscal year ended December 31, 2003, included $403,000 in base salary, and bonus compensation of $255,200. Mr. Sills' compensation for 2003 was based on, among other factors, the Company's performance and the 2002 compensation of chief executives of comparable companies, although his compensation was not linked to any particular group of these companies. In 2003, Mr. Sills did receive a grant of 20,000 stock options to purchase shares of common stock. The Company may make other grants of stock options to Mr. Sills in the future.

                        Submitted by:
                         Robert M. Gerrity
                         John L. Kelsey
                         Kenneth A. Lehman
                         Frederick D. Sturdivant
                         William H. Turner

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      All members of the Board's Compensation Committee during 2003 were independent directors, and none of them were employees or former employees of the Company. During 2003, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

                           Five Year Performance Graph
                Comparison of Five Year Cumulative Total Return*

  [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                          SMP     S&P    PEER
                                                  500  GROUP (1)
                                1998      100     100     100
                                1999       68     121      68
                                2000       33     110      32
                                2001       62      97      60
                                2002       60      75      69
                                2003       57      97     103

        Standard Motor Products, Inc., S&P 500 Index and a Peer Group (1)

Assumes $100 invested on December 31, 1998 in Standard Motor Products, Inc. common stock, S&P 500 Index and a Peer Group (1).

*     Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Dana Corp., Arvin Industries, Inc. and R&B, Inc.

Information as to Voting Securities

      The close of business on April 9, 2004 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the Annual Meeting of Shareholders of the Company to be held on May 20, 2004.

      Holders of shares of common stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on the record date. On that date 19,754,606 shares of common stock were outstanding and entitled to vote.

Voting and Revocation of Proxies

      The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting and voting in person or by notifying the Company that it is revoked.

Votes Required

      Nominees receiving a plurality of the votes cast will be elected as directors. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions are counted for quorum purposes only. Broker non-votes have the same effect as abstentions.

Method and Expense of Proxy Solicitation

      The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

      The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to beneficial owners for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

Independent Auditors

      The Board of Directors of the Company will appoint KPMG LLP to audit the accounts of the Company for the fiscal year ending December 31, 2004. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KPMG LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders. It is expected that representatives of KPMG LLP will be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they so desire and to respond to questions.

Shareholder Proposals for the 2005 Annual Meeting

      To be considered for inclusion in next year's proxy Statement pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, shareholder proposals must be received at the Company's offices no later than the close of business on December 20, 2004. Proposals should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York 11101.

      For any shareholder proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2005 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 5, 2005, and advises shareholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) does not receive notice of the proposal prior to the close of business on March 5, 2005. Notice of intention to present proposals at the 2005 Annual Meeting should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York 11101.

The Company's 2003 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

Other Matters

      On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxyholders named in the proxy card to take such action as shall be in accordance with their best judgment.

                                              By Order of the Board of Directors


                                                                     Sanford Kay
                                                                       Secretary

Dated: April 20, 2004

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee which is composed of five Directors who are "independent" which as defined under the listing standards of the New York Stock Exchange, met five times in 2003, and operates under a written charter (Appendix A) adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standard's Board.

      The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                     Audit Committee:
                      William H. Turner, Chairman
                      Robert M. Gerrity
                      John L. Kelsey
                      Kenneth A. Lehman
                      Frederick D. Sturdivant

AUDIT AND NON-AUDIT FEES

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

--------------------------------------------------------------------------------
                                                 2003               2002
                                        ----------------------------------------
                                             $          %         $        %
                                        ----------------------------------------
Audit fees, including fees paid in
2004 for services performed in 2003
and excluding audit related fees          1,004,000            831,000
(1) Audit Related Fees                       76,000     0%     372,000     0%
(2) Tax fees                                117,000     0%     194,000     0%
(3) All other fees                            2,000     0%          --     0%
                                        -----------          ----------
                  Total                   1,199,000          1,397,000
--------------------------------------------------------------------------------

(1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans and due diligence related to the Dana acquisition (2002 only).

(2) Tax fees consist primarily of U.S. and international tax compliance and planning

* Percentage of the services (if any) for which pre-approval was waived by the Audit Committee with respect to (1), (2) and (3) only.

                                   APPENDIX A

                          STANDARD MOTOR PRODUCTS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE

There shall be an Audit Committee of the Board of Directors, composed of at least three Directors, appointed annually by the Board of Directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

II. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. Each member is independent according to the specified criteria of the Securities and Exchange Commision's standards relating to listed company audit committees. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert subject to the SEC's definition of a "financial expert." The Audit Committee's primary duties are to:

1. Review the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

2. Review the independence and performance of the Company's independent auditors and internal auditing department.

3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

4. Prepare the report of the Audit Committee that the SEC Rules require to be included in the Company's Annual Proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III. AUDIT COMMITTEE RESPONSIBILITIES

The Audit Committee's primary duties and responsibilities are to:

1. Review the annual audited financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) No. 61.

2 Review the financial information contained in the Quarterly Reports on Form 10-Q prior to its filing or prior to the release of earnings.

3. Retain and, where appropriate, terminate the independent auditors. On an annual basis, approve the compensation of the independent auditors, and evaluate the performance of the independent auditors. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as represntatives of the Company's shareholders.

4. Review the independent auditors audit plan and approve the fees and other significant compensation to be paid to the independent auditors.

5. Review the resources, the internal audit charter, risk assessment and the scope of work of the internal audit department.

6. Review the quarterly summary reports to Management prepared by the internal audit department.

7. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

8. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

9. Obtain reports from Management, the Company's senior internal audit executive and the independent auditor that the Company's subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

10. Review and update the Audit Committee Charter periodically, at least annually, as conditions dictate. The Charter shall be submitted to the Board of Directors for approval and published at least every three years in accordance with SEC regulations.

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

IV. MEETINGS

The Audit Committee shall meet as and when deemed appropriate by the Chair of the Committee, however, not less than four times annually. Three members of the Committee shall constitute a quorum for the transaction of business.

V. REPORTING OF COMMITTEE ACTIVITIES AND RECOMMENDATIONS

The Audit Committee will maintain minutes and other relevant records of its meetings that will document its activities and recommendations. The General Auditor who shall act as Secretary to the Committee will compile said documentation.

|X| PLEASE MARK VOTES              STANDARD MOTOR PRODUCTS, INC.
    AS IN THIS EXAMPLE                   REVOCABLE PROXY
                          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.               For      Withhold
                                                                                         Election     Vote
                                                                                          of All     For All   For All
                                                                                         Nominees   Nominees   Except
ANNUAL MEETING OF SHAREHOLDERS                                1. Election of Directors     |_|         |_|       |_|
         MAY 20, 2004
                                                                 Marilyn F. Cragin, Arthur D. Davis, Robert M. Gerrity,
      The undersigned shareholder of STANDARD                    John L. Kelsey, Kenneth A. Lehman, Arthur S. Sills,
MOTOR PRODUCTS, INC. (the "Company") hereby                      Lawrence I. Sills, Frederick D. Sturdivant and
appoints LAWRENCE I. SILLS and JOHN P. GETHIN, as                William H. Turner
Proxies, each with the power to appoint his
substitute, and hereby authorizes them to                     INSTRUCTION: To withhold authority to vote for any
represent and vote as designated on this Proxy,               individual nominee(s), mark "For All Except" and
all of the shares of the Company's Common Stock               write the name of such nominee(s) in the space
held of record by the undersigned on April 9, 2004            provided below.
at the annual meeting of the shareholders of the
Company to be held on May 20, 2004, or at any                 ---------------------------------------------------------------------
adjournment thereof.

                ESOP                               DIRECTORS
                                                 RECOMMENDATION
                                                                                                                For Against Abstain
                                                      FOR     2. To consider and vote upon a proposal to adopt  |_|   |_|     |_|
                                                                 the Company's 2004 Omnibus Stock Option Plan
                                                                 under which 500,000 shares of the Company's
                                                                 Common Stock will be available for issuance
                                                                 thereunder.

                                                      FOR     3. To consider and vote upon a proposal to adopt
                                                                 the Company's 2004 Independent Outside
                                                                 Directors Stock Option Plan which 50,000 shares
                                                                 of the Company's Common Stock will be available
                                                                 for issuance thereunder.

                                                                                                                 For Against Abstain
                                                    AGAINST   4. Shareholder proposal concerning preferred share |_|   |_|     |_|
                                                                 purchase rights.

                                    ----------------------    5. In their discretion, the Proxies are authorized
 Please be sure to sign and date    Date                         to vote upon such other business as may
   this Proxy in the box below.                                  properly come before the meeting.
----------------------------------------------------------
                                                                 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO
                                                                 INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE
                                                                 VOTED "FOR" ALL OF THE NOMINEES NAMED ABOVE, FOR
--Shareholder sign above -- Co-holder (if any) sign above--      PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL
                                                                 4. AT THE PRESENT TIME, THE BOARD OF DIRECTORS
                                                                 KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT
                                                                 THE ANNUAL MEETING.

--------------------------------------------------------------------------------
 ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                         STANDARD MOTOR PRODUCTS, INC.
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY

--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

-----------------------------------

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